ADDITIONAL MATERIALS

The following assumptions were used to model the deal (no losses):

(A) Collateral: (i) repline 1: $3,174,410.50, WAC 16.338%, OrigTerm 39 mo, RemTerm 31 mo.; (ii) repline 2: $17,241,648.40, WAC 15.779%, OrigTerm 50 mo,
RemTerm 44 mo.; (iii) repline 3: $98,638,679.56, WAC 15.096%, OrigTerm 60 mo,
RemTerm 56 mo.; (iv) repline 4: $151,215,531.81, WAC 14.508%, OrigTerm 71 mo,
RemTerm 67 mo.; (v) 200 bps servicing and (vi) prepay at 1.5% ABS.

(B) Bonds: (i) pay sequentially; (ii) A1 class $117,000,000, 6.305% coupon;
(iii) A2 $60,000,000, 6.565% coupon; (iv) A3 $43,000,000, 6.74% coupon; (v) A4
$30,000,000, 6.985% coupon; (vi) interest is 30/360; (vii) Settles 11/23/99 flat; (viii) No interest delay; (ix) First payment 12/18/99; (x) Surety fee of 30 bps on bond balance; (xi) Trustee fee $291.67 per month; (xii) callable when total bond balance hits 10% of original bond balance; (xiii) Reserve account at 3% of initial collateral balance (not growing, releasing at 5% of current bal);
(xiv) Floor is the greater of (1) 1% of initial bal and (2) an amount such that the reserve balance plus the OC amount is greater than 2% of initial collat bal.; (xv) 2.5% reinvestment on reserve account; and (xvi) OC initially 7.5%, building to 11% of current and remaining constant at 11%.